Exhibit 99.2

TIER REIT Announces Fourth Quarter and
Full Year 2016 Financial Results

- Reports Fourth Quarter Net Loss of $0.13 Per Basic & Diluted Common Share -
- Reports Fourth Quarter FFO, Excluding Certain Items, of $0.40 Per Diluted Common Share -
- Announces Approximately $100 Million of Asset Sales Under Contract -
- Provides 2017 Guidance -

Dallas, Texas - February 13, 2017 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter and Full Year 2016 Highlights

•	Reported a net loss of $0.13 per basic and diluted common share for the fourth quarter and $0.62 per basic and diluted common share for the year ended December 31, 2016

•
Reported Funds from Operations (FFO) attributable to common stockholders of $0.40 per diluted common share for the fourth quarter and $1.60 per diluted common share for the year ended December 31, 2016, as compared to $0.37 per diluted common share for the fourth quarter and $0.71 per diluted common share for the year ended December 31, 2015

•
Reported FFO, excluding certain items, of $0.40 per diluted common share for the fourth quarter and $1.66 per diluted common share for the year ended December 31, 2016, as compared to $0.38 per diluted common share for the fourth quarter and $1.49 per diluted common share for the year ended December 31, 2015

•
Reported Same Store Cash NOI of $29.8 million for the fourth quarter and $106.1 million for the year ended December 31, 2016, as compared to $27.9 million for the fourth quarter and $102.6 million for the year ended December 31, 2015

“We are pleased to have successfully accomplished our key 2016 objectives,” stated Scott Fordham, Chief Executive Officer and President of TIER REIT.  “In particular, together with delivering strong financial results, we have now substantially completed the strengthening phase of our strategic plan, in which we solidified our balance sheet by lowering leverage and significantly increased financial flexibility through the transition of an extensive portion of our debt structure to unsecured.”

“Looking forward,” Mr. Fordham continued, “as we move to the recycling phase of our strategic plan in 2017, we will seek to exit additional non-target markets and reallocate that capital into prudent development opportunities and strategic acquisitions within our target markets. In addition to our previously announced transactions earlier this year, we are currently under contract to sell approximately $100 million of assets, and are in the market with additional assets, located outside of our target markets. We believe the continued execution of our strategic plan will position the Company for future growth and long-term value creation for our stockholders.”

Fourth Quarter Financial Results
Net loss attributable to common stockholders was $6.3 million, or $0.13 per basic and diluted common share, for the quarter ended December 31, 2016, as compared to $11.2 million, or $0.24 per basic and diluted common share, for the quarter ended December 31, 2015.

NAREIT-defined FFO attributable to common stockholders for the quarter ended December 31, 2016, was $18.9 million, or $0.40 per diluted common share, as compared to $17.4 million, or $0.37 per diluted common share, for the quarter ended December 31, 2015. FFO attributable to common stockholders, excluding certain items, for the quarter ended December 31, 2016, was $19.1 million, or $0.40 per diluted common share, as compared to $18.0 million, or $0.38 per diluted common share, for the quarter ended December 31, 2015.

Leasing Update
At December 31, 2016, the Company’s occupancy was 90.7%, which represents a 100 basis point increase from December 31, 2015, and a 90 basis point increase from September 30, 2016.
During the fourth quarter of 2016, the Company leased 261,000 square feet, which included 140,000 square feet of renewals, 48,000 square feet of expansion space, and 73,000 square feet of new leasing.

Acquisitions & Dispositions
On October 27, 2016, the Company sold its 801 Thompson property for a contract sales price of $4.9 million.

Subsequent to quarter end, the Company acquired the remaining 50.16% interest in its Domain 2 and Domain 7 properties on January 4, 2017, for a combined contract purchase price of $51.2 million and assumed additional debt of $40.1 million. In addition, on January 17, 2017, the Company sold substantially all of its noncontrolling interest in the entity that indirectly owns the Wanamaker Building for a contract sales price of $114.3 million, including the buyer’s assumption of $41.8 million in debt. On January 18, 2017, the Company sold its Buena Vista Plaza property for a contract sales price of $52.5 million.

Financing and Capital Markets Activity
On October 11, 2016, the Company repaid (without penalty) the $70.0 million loan secured by its One & Two Eldridge Place property that was scheduled to mature in January 2017. This loan had an effective interest rate of 5.49%.

Subsequent to quarter end, on February 1, 2017, the Company repaid (without penalty) the $58.8 million loan secured by its 500 E. Pratt property. This loan was scheduled to mature in May 2017.

Distributions
For the fourth quarter of 2016, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on December 28, 2016, which was paid on January 6, 2017.

On January 23, 2017, the Company’s board of directors authorized a distribution for the first quarter of 2017 in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on March 15, 2017, payable on March 31, 2017.

2017 Outlook
The Company has released its 2017 outlook to reflect management’s view of current and future market conditions, including assumptions such as acquisition and disposition activity, rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding, and interest rates.
The Company’s 2017 outlook and assumptions are as follows:

2017 Guidance
Projected net income per basic & diluted common share	$1.56 - $1.66
Adjustments:
Real estate depreciation and amortization	$2.00
Gain on sale of depreciable real estate	($2.05)
Projected FFO per diluted common share	$1.51 - $1.61
Adjustments:
Gain on debt restructuring / reversal of default interest	($0.14)
Loss on early extinguishment of debt	$0.01
Projected FFO, excluding certain items, per diluted common share	$1.38 - $1.48

Assumptions used in 2017 outlook above:
Dispositions of non-target properties (including Wanamaker & Buena Vista)	$300mm - $400mm
Strategic acquisitions	$100mm - $225mm
Same store cash NOI growth	2.0% - 3.0%
Same store NOI growth	0.0% - 1.0%
Straight line rent and lease incentive revenue	$6.5mm - $8.5mm
Lease termination fees	$1.0mm - $1.5mm
Above- and below-market rent amortization	$4.0mm - $5.0mm
General & administrative expenses, excluding certain items	$22.0mm - $23.0mm
Year-end occupancy	88.0% - 90.0%
Weighted average shares of common stock outstanding	48.1 million

Included with this release is a bridge that provides additional details regarding the Company’s 2017 guidance for FFO, excluding certain items (“2017 Guidance Bridge”). The 2017 Guidance Bridge is also available in the “Investor Relations” section of the Company’s website at www.tierreit.com, or by contacting the Investor Relations department by email to ir@tierreit.com.

2017 Guidance Bridge[1]

Funds From Operations (FFO), Excluding Certain Items
4Q'16 Annualized to 2017 Guidance Range Mid-Point
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$1.60
($0.40)
$0.16
$0.12
($0.08)
$0.03
$1.43
4Q '16 Annualized
Dispositions2
Acquisitions3
Interest Savings4
Houston Lease Expirations5
Other6
2017 Guidance Range Mid-Point

1 Please refer to 4Q'16 Earnings Release for definitions of non-GAAP measures and reconciliations to most comparable GAAP metrics
2 Dispositions based on $350mm of dispositions (midpoint of guidance range), with 7.25% cap rate and wtd. average disposition date of 3.31.17
3 Acquisitions based on $162.5mm of acquisitions (midpoint of guidance range), with 6.5% cap rate and wtd. average acquisition date of 3.31.17
4 Interest Savings based on $187.5mm excess dispositions (midpoint of guidance range) over acquisitions, with 4.0% interest rate and wtd. average disposition/acquisition date of 3.31.17
5 Houston Lease Expirations based on 2017 NOI impact if all 212K SF of Houston expirations were to vacate, at a 90% NOI margin, and no incremental re-leasing occurs
6 Other includes FFO impact from G&A, non-real estate depreciation, income taxes, and NOI impact from assumed lease-up of remainder of portfolio

TIER REIT

Supplemental Information
A copy of the Company’s supplemental information regarding its financial results and operations for the quarter ended December 31, 2016, is available in the “Investor Relations” section of the Company’s website at www.tierreit.com, or by contacting the Investor Relations department by email to ir@tierreit.com.

Conference Call
A conference call will be held on Tuesday, February 14, 2017, at 11:30 AM Eastern time / 10:30 AM Central time. TIER REIT will host the conference call to discuss matters related to the Company’s financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed. A live audio webcast can be accessed through the Company’s website at www.tierreit.com under the “Investor Relations” section. A replay of the call will also be available on the website for 30 days.

To Participate in the Telephone Conference Call
Dial in at least five minutes prior to start time.
Domestic Call-In Number: 877.407.0789
International Call-In Number: 201.689.8562

Conference Call Playback
Call-in Number: 844.512.2921
International: 412.317.6671
Passcode: 13652997
The audio playback can be accessed through February 28, 2017.

About TIER REIT, Inc.

TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust focused on delivering outsized stockholder return through stock price appreciation and dividend growth while offering unparalleled tenant service. TIER REIT’s investment strategy is to acquire, develop and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. Within these markets, we target TIER1 submarkets, which are primarily urban and amenity-rich locations. For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire and sell certain properties, our intentions with respect to development activity, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” “look,” “move,” “would,” “could,” “should,” “opportunities,” “position,” “objectives,” “strategies,” “goals,” “growth,” “long-term,” “future,” “assumptions,” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Consolidated Balance Sheets
As of December 31, 2016 and 2015
(in thousands, except share and per share amounts)

	December 31, 2016	December 31, 2015
Assets
Real estate
Land	$143,537	$179,989
Land held for development	45,059	45,059
Buildings and improvements, net	1,043,641	1,348,200
Real estate under development	17,961	—
Total real estate	1,250,198	1,573,248
Cash and cash equivalents	14,884	12,248
Restricted cash	7,509	10,712
Accounts receivable, net	71,459	76,228
Prepaid expenses and other assets	25,305	6,712
Investments in unconsolidated entities	76,813	88,998
Deferred financing fees, net	2,395	3,111
Lease intangibles, net	61,844	83,548
Other intangible assets, net	9,787	10,086
Assets associated with real estate held for sale	32,346	—
Total assets	$1,552,540	$1,864,891

Liabilities and equity

Liabilities
Notes payable, net	$826,783	$1,071,571
Accounts payable and accrued liabilities	74,458	71,597
Payables to related parties	—	292
Acquired below-market leases, net	6,886	11,934
Distributions payable	8,601	8,596
Other liabilities	14,353	23,082
Obligations associated with real estate held for sale	943	—
Total liabilities	932,024	1,187,072

Commitments and contingencies

Series A Convertible Preferred Stock	—	2,700

Equity
Preferred stock, $.0001 par value per share; 17,500,000 and 17,490,000 shares authorized at December 31, 2016 and 2015, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,473,218 and 47,362,372 shares issued and outstanding at December 31, 2016 and 2015, respectively	5	5
Additional paid-in capital	2,606,098	2,600,193
Cumulative distributions and net loss attributable to common stockholders	(1,986,515)	(1,922,721)
Accumulated other comprehensive loss	(1,042)	(3,860)
Stockholders’ equity	618,546	673,617
Noncontrolling interests	1,970	1,502
Total equity	620,516	675,119
Total liabilities and equity	$1,552,540	$1,864,891

TIER REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Rental revenue	$54,075	$67,085	$242,818	$282,365
Expenses
Property operating expenses	15,998	21,812	72,603	89,158
Interest expense	8,565	12,707	43,257	57,454
Real estate taxes	7,454	8,622	36,297	40,134
Property management fees	197	249	917	5,028
Asset impairment losses	—	—	8,977	132
General and administrative	5,796	8,934	23,649	44,941
Depreciation and amortization	23,856	30,182	111,830	122,731
Total expenses	61,866	82,506	297,530	359,578
Interest and other income	303	257	1,169	810
Loss on early extinguishment of debt	—	(24)	—	(21,502)
Loss from continuing operations before income taxes, equity in operations of investments, and gain (loss) on sale of assets	(7,488)	(15,188)	(53,543)	(97,905)
Provision for income taxes	(188)	(209)	(655)	(1,507)
Equity in operations of investments	685	3,829	2,569	3,982
Loss from continuing operations before gain (loss) on sale of assets	(6,991)	(11,568)	(51,629)	(95,430)
Discontinued operations
Income from discontinued operations	—	17	—	1,407
Gain on sale of discontinued operations	—	297	—	15,383
Discontinued operations	—	314	—	16,790
Gain (loss) on sale of assets	650	(2)	22,176	44,477
Net loss	(6,341)	(11,256)	(29,453)	(34,163)
Noncontrolling interests in continuing operations	8	41	36	159
Noncontrolling interests in discontinued operations	—	(1)	—	(30)
Dilution of Series A Convertible Preferred Stock	—	—	—	1,926
Net loss attributable to common stockholders	$(6,333)	$(11,216)	$(29,417)	$(32,108)
Basic and diluted weighted average common shares outstanding	47,414,021	47,244,471	47,405,564	48,960,393
Basic and diluted income (loss) per common share:
Continuing operations	$(0.13)	$(0.24)	$(0.62)	$(1.00)
Discontinued operations	—	—	—	0.34
Basic and diluted loss per common share	$(0.13)	$(0.24)	$(0.62)	$(0.66)

Distributions declared per common share	$0.18	$0.18	$0.72	$0.54

Net income (loss) attributable to common stockholders:
Continuing operations	$(6,333)	$(11,529)	$(29,417)	$(48,868)
Discontinued operations	—	313	—	16,760
Net loss attributable to common stockholders	$(6,333)	$(11,216)	$(29,417)	$(32,108)
Comprehensive loss:
Net loss	$(6,341)	$(11,256)	$(29,453)	$(34,163)
Other comprehensive income (loss): unrealized gain (loss) on interest rate derivatives	15,634	6,299	2,824	(3,077)
Dilution of Series A Convertible Preferred Stock	—	—	—	1,926
Comprehensive income (loss)	9,293	(4,957)	(26,629)	(35,314)
Comprehensive (income) loss attributable to noncontrolling interests	(6)	29	30	134
Comprehensive income (loss) attributable to common stockholders	$9,287	$(4,928)	$(26,599)	$(35,180)

Calculations of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net loss	$(6,341)	$(11,256)	$(29,453)	$(34,163)
Net loss attributable to noncontrolling interests	8	40	36	129
Dilution of Series A Convertible Preferred Stock	—	—	—	1,926
Net loss attributable to common stockholders	(6,333)	(11,216)	(29,417)	(32,108)
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	23,771	29,910	111,122	122,230
Real estate depreciation and amortization from unconsolidated properties	2,150	2,427	8,258	6,985
Real estate depreciation and amortization - noncontrolling interests	—	(10)	(6)	(20)
Impairment of depreciable real estate	—	—	8,977	132
Gain on sale of depreciable real estate	(650)	(3,698)	(22,236)	(63,263)
Taxes associated with sale of depreciable real estate	—	—	(88)	1,259
Noncontrolling interests	(21)	(50)	(78)	(116)
FFO attributable to common stockholders	18,917	17,363	76,532	35,099

Acquisition expenses	—	26	—	1,863
Severance charges	532	—	1,025	—
Tender offer and listing costs	—	(27)	—	5,526
Interest rate hedge ineffectiveness income (2)	(979)	—	(572)	—
Loss on early extinguishment of debt	—	31	—	21,606
Default interest (3)	616	625	2,468	980
BHT Advisors termination fee and HPT Management buyout fee	—	—	—	10,301
Noncontrolling interests	—	(1)	(2)	(70)
Dilution of Series A Convertible Preferred Stock	—	—	—	(1,926)
FFO attributable to common stockholders, excluding certain items	$19,086	$18,017	$79,451	$73,379
Weighted average common shares outstanding - basic	47,414	47,244	47,406	48,960
Weighted average common shares outstanding - diluted (4)	47,888	47,436	47,819	49,148
Net loss per common share - basic and diluted (4)	$(0.13)	$(0.24)	$(0.62)	$(0.66)
FFO per common share - diluted	$0.40	$0.37	$1.60	$0.71
FFO, excluding certain items, per common share - diluted	$0.40	$0.38	$1.66	$1.49
_______________________
(1) Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)
Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness income within “interest expense” on our consolidated statements of operations and comprehensive income (loss).

(3)
We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

(4)    There are no dilutive securities for purposes of calculating net loss per common share.

Same Store NOI and Same Store Cash NOI
(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Same Store Revenue:
Rental revenue	$50,999	$50,665	$188,228	$190,059
Less:
Lease termination fees	(106)	(783)	(1,443)	(3,471)
	50,893	49,882	186,785	186,588

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	14,633	14,810	53,337	52,782
Real estate taxes	7,344	5,826	27,786	25,069
Property management fees	161	170	517	3,208
Property Expenses	22,138	20,806	81,640	81,059
Same Store NOI - consolidated properties	28,755	29,076	105,145	105,529
Same Store NOI - unconsolidated properties (at ownership %)	3,657	3,550	10,273	9,736
Same Store NOI	$32,412	$32,626	$115,418	$115,265

Increase (decrease) in Same Store NOI	(0.7)%		0.1%

Same Store NOI - consolidated properties	$28,755	$29,076	$105,145	$105,529
Less:
Straight-line rent revenue adjustment	(1,529)	(2,973)	(4,951)	(6,187)
Amortization of above- and below-market rents, net	(960)	(1,292)	(3,357)	(5,486)
Same Store Cash NOI - consolidated properties	26,266	24,811	96,837	93,856
Same Store Cash NOI - unconsolidated properties (at ownership %)	3,523	3,115	9,264	8,787
Same Store Cash NOI	$29,789	$27,926	$106,101	$102,643

Increase in Same Store Cash NOI	6.7%		3.4%

Reconciliation of net loss to Same Store NOI and Same Store Cash NOI
Net loss	$(6,341)	$(11,256)	$(29,453)	$(34,163)
Adjustments:
Interest expense	8,565	12,707	43,257	57,454
Asset impairment losses	—	—	8,977	132
Tenant improvement demolition costs	277	45	722	358
General and administrative	5,796	8,934	23,649	44,941
Depreciation and amortization	23,856	30,182	111,830	122,731
Interest and other income	(303)	(257)	(1,169)	(810)
Loss on early extinguishment of debt	—	24	—	21,502
Provision for income taxes	188	209	655	1,507
Equity in operations of investments	(685)	(3,829)	(2,569)	(3,982)
Income from discontinued operations	—	(17)	—	(1,407)
Gain on sale of discontinued operations	—	(297)	—	(15,383)
(Gain) loss on sale of assets	(650)	2	(22,176)	(44,477)
Net operating income of non-same store properties	(1,842)	(6,588)	(27,135)	(39,403)
Lease termination fees	(106)	(783)	(1,443)	(3,471)
Same Store NOI of unconsolidated properties (at ownership %)	3,657	3,550	10,273	9,736
Same Store NOI	32,412	32,626	115,418	115,265
Straight-line rent revenue adjustment	(1,529)	(2,973)	(4,951)	(6,187)
Amortization of above- and below-market rents, net	(960)	(1,292)	(3,357)	(5,486)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(134)	(435)	(1,009)	(949)
Same Store Cash NOI	$29,789	$27,926	$106,101	$102,643

Operating properties (1)	25		20
Rentable square feet (% owned)	8,638		7,805
______________
(1) Excludes properties held for sale and certain operating properties that were not owned or not fully operational during the entirety of the comparable periods.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.